Appendix 2

                                                             Date: _______


                                THE TALBOTS, INC.


                      EXECUTIVE STOCK BASED INCENTIVE PLAN


                    1997 NONQUALIFIED STOCK OPTION AGREEMENT


To:      Name:  _______________
         Title: _______________


                  We are pleased to notify you that by the determination of the Compensation Committee (herein called the "Committee") a nonqualified stock option to purchase ________ Common Shares of The Talbots, Inc. (herein called the "Company") at a price of _____ per share has this ____ day of _______, ___ been granted to you under The Talbots, Inc. 1993 Executive Stock Based Incentive Plan (herein called the "Plan"). This nonqualified stock option (herein called the "Option") may be exercised only upon the terms and conditions set forth below.


                  1.       Purpose of Option.


                  The purpose of the Plan under which this Option has been granted is to advance the interests of the Company and its shareholders by providing incentives to certain key employees of the Company and its affiliates and to certain other key individuals who perform services for these entities, including those who contribute significantly to the strategic and long-term performance objectives and growth of the Company and its affiliates.


                  2.       Acceptance of Option Agreement.


                  Your execution of this nonqualified stock option agreement (herein called the "Agreement") will indicate your acceptance of and willingness to be bound by its terms; it imposes no obligation upon you to purchase any of the shares subject to the Option. Your obligation to purchase shares can arise only upon your exercise of the Option in the manner set forth in paragraph 4 hereof.


                  3.       When Option May Be Executed.


                  The Option granted you hereunder shall be first exercisable on a date one (1) year from the effective date of the Committee's grant as set forth above. Your entitlement to exercise this Option shall vest as follows:


                  (i) 33-1/3% of the total shares subject to the Option on a date one (1) year following the effective date of the grant;


                  (ii) 33-1/3% of the total shares subject to the Option on a date two (2) years following the effective date of the grant;


                  (iii) 33-1/3% of the total shares subject to the Option on a date three (3) years following the effective date of the grant.


                  This Option may not be exercised for less than ten (10) shares at any one time (or the remaining shares then purchasable if less than ten (10) and expires at the end of ten (10) years from the date it is granted whether or not it has been duly exercised, unless sooner terminated as provided in paragraphs 5, 6, 7 and 8 hereof.


                  4.       How Option May be Exercised.


                  This Option is exercisable by a written notice signed by you and delivered to the Company at its executive offices, signifying your election to exercise the Option. The notice must state the number of Common Shares (as such term is defined in the Plan) as to which your Option is being exercised and must be accompanied by cash, Common Shares, or any combination thereof, or other payment in such form as the Committee may determine in its discretion for the full purchase price of the shares being acquired at the time of exercise, plus such amount, if any, as is required for withholding taxes. Any Common Shares delivered in satisfaction of all or any portion of the purchase price shall be appropriately endorsed for transfer and assignment to the Company. No share shall be issued until full payment therefor has been made.


                  The Company shall prepare and file with the Securities and Exchange Commission an effective Form S-8 registration statement under the Securities Act of 1933. The Company will endeavor to keep such registration statement effective at all times that this Agreement is outstanding, but in the event that such registration statement is not effective at the time of exercise, your written notice of exercise to the Company must contain a statement by you (in form acceptable to the Company) that such shares are being acquired by you for investment and not with a view to their distribution or resale.


                  If notice of the exercise of this option is given by a person or persons other than you, the Company may require, as a condition to the exercise of this Option, the submission to the Company of appropriate proof of the right of such person or persons to exercise this Option.


                  Certificates for the Common Shares purchased hereunder will be issued as soon as practicable. The Company, however, shall not be required to issue or deliver a certificate for any shares until it has complied with all requirements of the Securities Act of 1933, the Securities Exchange Act of 1934, any stock exchange on which the Company's Common Shares may then be listed and all applicable state laws in connection with the issuance or sale of such shares or the listing of such shares on said exchange. Until the date of issuance of the certificate for such shares to you (or any person succeeding to your rights pursuant to the Plan), you (or such other person, as the case may be) shall have no rights as a stockholder with respect to any Common Shares subject to this Option.


                  5.       Termination of Employment.


                  If your employment with or your performance of services for the Company or an Affiliate (as such term is defined in the Plan) is terminated or shall cease for any reason other than by death, disability (as such term is defined in Paragraph 12 of the Plan), retirement or a period of Related Employment (as such term is defined in the Plan), the unvested portion of this Option shall immediately lapse and expire and you may exercise, within three (3) months from the date of such termination, or in the case of your "termination without cause", within such longer period as the Committee may hereafter determine in its discretion, but in no event beyond three (3) years from such date (but in no event after the Option has expired), that portion of this Option which was vested at the date of such termination.


                  6.       Period of Related Employment.


                  If your employment with or performance of services for the Company or an Affiliate shall cease solely by reason of a period of Related Employment, you may, during such period of Related Employment, exercise the Option as if you continued such employment or performance of Services.


                  7.       Retirement or Disability.


                  If your employment with or your performance of services for the Company or an Affiliate is terminated by reason of your disability (as such term is defined in paragraph 12 of the Plan) or early, normal or deferred retirement under a qualified retirement program of the Company or an Affiliate and this Option has not expired and has not been fully exercised, you, at any time within three (3) years after the date you ceased such employment or performance of services (but in no event after the Option has expired), may exercise the Option with respect to any shares as to which you could have exercised the Option on the date you ceased such employment or performance of services.


                  8.       Death.


                  If you die while employed by or performing services for the Company or an Affiliate and this Option has not expired and has not been fully exercised, your executors, administrators, heirs or distributees, as the case may be, may, at any time within one (1) year after the date of death (but in no event after the Option has expired), exercise the Option with respect to any shares as to which you could have exercised the Option at the time of your death.


                  9.       Non-Transferability of Option.


                  This Option may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, and shall be exercisable during your lifetime only by you, except as otherwise set forth herein or in the Plan.


                  10.      Dilution and Other Adjustments.


                  If at any time after the date of the grant of this Option, there is any change in the outstanding Common Shares of the Company by reason of any stock split, stock dividend, split-up, spin-off, recapitalization, merger, consolidation, rights offering, reorganization, combination or exchange of shares, a sale by the Company of all or part of its assets, any distribution to shareholders other than a normal cash dividend, or other extraordinary or unusual event, then the number of Common Shares available for this Option and the terms of this Option shall be adjusted for any such change by the Committee, whose adjustment shall be conclusive and binding.


                  11.      Change in Control.


                  This Option shall become immediately exercisable and fully vested upon a Change in Control Event (as such term is defined in the Plan).


                  12.      Subject to Terms of the Plan.


                  This Agreement shall be subject in all respects to the terms and conditions of the Plan and in the event of any question or controversy relating to the terms of the Plan, the decision of the Committee shall be conclusive.


                  13.      Tax Status.


                  It is the intent of the Company that this Option not be classified as an "incentive stock option" under the provisions of Section 422 of the Internal Revenue Code of 1986, as amended. The income tax implications of your receipt of a nonqualified stock option and your exercise of such an option should be discussed with your tax counsel.



                                        Sincerely yours,

                                        THE TALBOTS, INC.


                                        _______________________________________
                                        Name:
                                        Title:

Agreed to and accepted this
____day of __________, ___.


____________________________
        Grantee


____________________________